Filed Pursuant to Rule 424(b)(3)
Registration No. 333-279761
2,142,858 Shares

Arq, Inc.
2,142,858 Shares of Common Stock
Offered by the Selling Stockholders
____________________________
The selling stockholders identified in this prospectus (the "Selling Stockholders") may offer and sell, from time to time, in one or more offerings, up to 2,142,858 shares of our common stock (the "Shares"). We are not selling any common stock under this prospectus and will not receive any proceeds from the sale of the shares by the Selling Stockholders. You should carefully read this prospectus and any accompanying prospectus supplement before you decide to invest in the shares that may be offered under this prospectus.
The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. The Selling Stockholders may sell any, all or none of the Shares offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their shares hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 10. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholder(s). We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the U.S. Securities and Exchange Commission.
Our common stock is listed on the Nasdaq Global Market ("Nasdaq") under the symbol "ARQ." On May 24, 2024, the last reported sales price of a share of our common stock on Nasdaq was $7.17.

An investment in our securities is subject to various risks. See the sections entitled “Risk Factors” starting on page 2 of this prospectus, “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K as well as in any of our subsequent filings with the Securities and Exchange Commission (“SEC”), and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of the registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell certain shares of our common stock in one or more offerings. When a Selling Stockholder sells shares of common stock under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectuses we have prepared or authorized as well as the information incorporated in this prospectus or any accompanying prospectus supplement by reference. See "Incorporation by Reference." Any information in any accompanying prospectus supplement, any free writing prospectus or any subsequent material incorporated herein or therein by reference will supersede the information in this prospectus or any earlier prospectus supplement.
This prospectus contains summaries of certain provisions in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the complete text of the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."
Neither we nor any of the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses we have prepared or authorized. You should rely only on the information provided in this prospectus or any prospectus supplement, including information incorporated by reference herein or therein, or any free writing prospectus that we have specifically referred you to. Neither we nor any of the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplement or any documents we incorporate herein or therein, or in any free writing prospectus, is current only as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to "we," "our," "us," "ARQ" and the "Company" refer to Arq, Inc. together with its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants, including us, that file electronically with the SEC.
We also make available, free of charge, on or through our Internet website, www.arq.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on or that can be accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. In addition, you may request copies of these filings at no cost at: Arq, Inc., 8051 E. Maplewood Ave., Suite 210, Greenwood Village, Colorado 80111, telephone: (720) 598-3500.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), including exhibits, of which this prospectus forms a part, with respect to the shares of common stock that may be offered hereunder. This prospectus does not contain all of the information set forth in the registration statement and exhibits thereto. For further information with respect to our company and the shares of common stock offered hereby, reference is made to the registration statement, including the exhibits thereto. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are summaries and are not necessarily complete and you should refer to the exhibits attached to or incorporated by reference into the registration statement for copies of the actual contract, agreement or other document. Our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits thereto, are available to you for free on the SEC’s website listed above.

INCORPORATION BY REFERENCE
The SEC allows us to "incorporate by reference" into this prospectus and any prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC.
We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC, as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:
•    our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 12, 2024, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2024;
•    our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 8, 2024;
•    our Current Reports on Form 8-K filed with the SEC on January 24, 2024, January 31, 2024, February 13, 2024, April 16, 2024 and May 16, 2024;
•    the description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A filed with the SEC on July 6, 2016, as updated by any amendments or reports filed for the purpose of updating such description; and
•the description of our Series B Junior Participating Preferred Stock (currently traded with our common stock (contained or incorporated by reference in our Registration Statement on Form 8-A filed on May 8, 2017, as most recently amended by the Form 8-A filed on April 16, 2024, as updated by any amendments or reports filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, and on or after the date of this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:
Arq, Inc.
8051 E. Maplewood Ave., Suite 210
Greenwood Village, CO 80111
Attn: General Counsel and Secretary
(720) 598-3500

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
ABOUT THE COMPANY
Arq, Inc. ("Arq" or the "Company"), is an environmental technology company and is principally engaged in the sale of consumable air, water, and soil treatment solutions including activated carbon ("AC") and chemical technologies. The Company's proprietary AC products enable customers to reduce air, water, and soil contaminants, including mercury, per and polyfluoroalkyl substances ("PFAS") and other pollutants, to help our customers meet the challenges of existing and pending air quality and water regulations. The Company manufactures and sells AC and other chemicals used to capture and remove contaminants for coal-fired power generation, industrial, municipal water and air, water, and soil treatment and remediation markets (collectively, the advanced purification technologies or "APT" market).
Our primary products are comprised of AC, which is produced from a variety of carbonaceous raw materials. Our AC products include both powdered activated carbon ("PAC") and granular activated carbon ("GAC"). Additionally, we own the Five Forks Mine, a lignite mine that currently supplies the primary raw material for the manufacturing of our products.
In February 2023, we acquired 100% of the equity of the subsidiaries of Arq Limited (hereafter the Arq Limited subsidiaries referred to as "Legacy Arq", and the acquisition itself referred to as the "Arq Acquisition") to secure access to a feedstock, a manufacturing facility and certain patented processes as a means to manufacture additional GAC products for sale into the APT and other markets. With the Arq Acquisition, we now control bituminous coal waste reserves and own a manufacturing facility, both located in Corbin, Kentucky (the "Corbin Facility"), and a process to recover and purify the bituminous coal fines for sale or further conversion to GAC products. Under this manufacturing process, we convert coal waste into a purified, microfine carbon powder known as Arq powderTM ("Arq Powder"). We expect to begin using Arq Powder as a feedstock to manufacture high-quality GAC products for sale in the APT and other markets by the end of 2024.
We believe Arq Powder has additional potential for us to access new markets and applications. We expect to secure customer interest in Arq Powder as an additive into other markets, such as components for asphalt. These products utilizing Arq Powder are expected to have a lower carbon footprint compared to similar products utilizing conventional materials. These applications are currently in various stages of proof-of-concept testing or preliminary customer testing.
In February 2024, as part of a larger rebranding, we changed our name to Arq, Inc., and on February 1, 2024, our common stock commenced trading under the ticker symbol, "ARQ".
Our Corporate Information
We were incorporated as a Delaware corporation in 2011. Our current corporate headquarters address is 8051 E. Maplewood Ave., Suite 210, Greenwood Village, Colorado 80111. Our official company website can be found at www.arq.com. Information included or referred to on, or otherwise accessible through, our website is not deemed to form a part of, or be incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on that information when making a decision to invest in our common stock.

 RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider the risks, uncertainties and other factors described in "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q, that we have filed or will file with the SEC, and in other documents which are incorporated by reference in this prospectus, as well as the risk factors and other information contained in or incorporated by reference in any accompanying prospectus supplement, together with all of the other information included in this prospectus. If any of these or any unanticipated risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and the trading price of our common stock could decline, causing you to lose some or all of your investment in our common stock.
Risks Related to the Common Shares Offered by the Selling Stockholders
If the Selling Stockholders sell significant amounts of our common shares, or the perception exists that these sales could occur, such events could cause our common share price to decline.
This prospectus covers the resale from time to time by the Selling Stockholders of up to 2,142,858 shares of our common stock. Once the registration statement of which this prospectus is a part is declared effective, all of these shares will be available for resale in the public market. If the Selling Stockholders sell significant amounts of our common shares following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common shares could decline. Further, the perception of these sales could impair our ability to raise additional capital through the sale of our equity securities.
The proceeds from the sale of our common shares by the Selling Stockholders in this offering will not be available to us.
We will not receive any proceeds from the sale of our common shares by the Selling Stockholders in this offering. The Selling Stockholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the Selling Stockholders will be available to us for our use.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events or our future financial or operating performance. Words or phrases such as "anticipates," "believes," "may," "expects," "intends," "plans," "estimates," "predicts," the negative expressions of such words, or similar expressions are used in this prospectus to identify forward-looking statements, and such forward-looking statements include, but are not limited to, statements or expectations regarding:
•the anticipated effects from an increase in pricing of our AC products;
•the anticipated effects from an increase in costs of our AC products and related cost increases in supply and logistics;
•expected supply and demand for our AC products and services;
•increasing competition in the AC market;
•the ability to successfully integrate Legacy Arq’s business;
•the ability to develop and utilize Legacy Arq’s products and technology;
•the ability to make Legacy Arq’s products commercially viable;
•the expected future demand of Legacy Arq’s products;
•future level of research and development activities;
•future plant capacity expansions and site development projects, including the GAC Facility;
•the effectiveness of our technologies and the benefits they provide;
•probability of any loss occurring with respect to certain guarantees made by Tinuum Group;
•the timing of awards of, and work and related testing under, our contracts and agreements and their value;
•the timing and amounts of, or changes in, future revenues, backlog, funding for our business and projects, margins, expenses, earnings, tax rates, cash flows, royalty payment obligations, working capital, liquidity and other financial and accounting measures;
•the amount and timing of future capital expenditures needed for our business plan;
•awards of patents designed to protect our proprietary technologies both in the U.S. and other countries;
•the adoption and scope of regulations to control certain chemicals in drinking water and other environmental concerns;
•the impact of adverse global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, and geopolitical events or conflicts;
•opportunities to effectively provide solutions to U.S. coal-related businesses to comply with regulations, improve efficiency, lower costs and maintain reliability.
•the impact of prices of competing power generation sources such as natural gas and renewable energy on demand for our products; and
•bank failures or other events affecting financial institutions.
The forward-looking statements included in this prospectus involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them; the U.S. government’s failure to promulgate regulations that benefit our business; changes in laws and regulations, accounting rules, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which the Company operates; our inability to commercialize our products on favorable terms; our inability to effectively and efficiently commercialize new products; changes in construction costs or availability of construction materials; our inability to effectively manage construction and startup of the Red River GAC Facility or Corbin Facility; our inability to obtain required financing or financing on terms that are favorable to us; our inability to ramp up our operations to effectively address recent and expected growth in our business; loss of key personnel; ongoing effects of the inflation and macroeconomic uncertainty, including from the ongoing pandemic and armed conflicts around the world, and such uncertainty’s effect on market demand and input costs; availability of materials and equipment for our business; intellectual property infringement claims from third parties; pending litigation; as well as other factors relating to our business strategy, goals and expectations concerning the Legacy Arq Acquisition (including future operations, future performance or results);

our ability to maintain relationships with customers, suppliers and others with whom we do business and meet supply requirements, or our results of operations and business generally; risks related to diverting management's attention from our ongoing business operations; costs related to the Legacy Arq Acquisition; opportunities for additional sales of our lignite AC products and end-market diversification; the timing and scope of new and pending regulations and any legal challenges to or extensions of compliance dates of them; our ability to meet customer supply requirements; the rate of coal-fired power generation in the U.S., the timing and cost of capital expenditures and the resultant impact to our liquidity and cash flows as described in our filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements made in this prospectus and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. The forward-looking statements contained in this prospectus are presented as of the date hereof, and we disclaim any duty to update such statements unless required by law to do so.

USE OF PROCEEDS
All shares of our common stock sold pursuant to this prospectus will be offered and sold by the Selling Stockholders. The Selling Stockholders will receive all proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the Selling Stockholders.

SELLING STOCKHOLDERS
This prospectus covers an aggregate of up to 2,142,858 shares of our common stock that may be sold or otherwise disposed of by the Selling Stockholders. The shares offered by this prospectus may be offered from time to time by the Selling Stockholders. The Selling Stockholders may sell some, all or none of their shares. We do not know how long the Selling Stockholders will hold the shares offered hereunder before selling them. The Selling Stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their respective shares since the date on which the information in the table below is presented. Information about the Selling Stockholders may change over time. As used in this prospectus, the term "Selling Stockholders" includes the Selling Stockholders listed below, and any donee, pledgee, transferee or other successor in interest selling shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, or other non-sale related transfer.
The following table sets forth the name of each Selling Stockholder, the number of shares of our common stock and the percentage of our common stock beneficially owned by each Selling Stockholder prior to this offering, the number of shares that may be offered under this prospectus by each Selling Stockholder, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by each Selling Stockholder after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of shares in the column "Maximum Number of Shares That May Be Offered" represents all of the shares that the Selling Stockholder may offer under this prospectus.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options and warrants that are exercisable or exercisable within 60 days of the date of this prospectus are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The Selling Stockholders are each entities affiliated with AIGH Capital Management, LLC and Mr. Orin Hirschman. The address for each Selling Stockholder named below is 6006 Berkley Avenue, Baltimore, Maryland 21209. Percentage ownerships shown are based on 36,040,062 shares of common stock outstanding as of May 20, 2024 (after giving effect to the issuance of the shares being registered hereunder).

Name	Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage of Total Outstanding Common Stock (%)	Shares of Common Stock to be Sold	Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned After the Offering

AIGH Investment Partners, LP(1)	1,450,965	4.03%	1,450,965	—	*
WVP Emerging Manager Onshore Fund, LLC - AIGH Series(2)	426,016	1.18%	426,016	—	*
AIGH Investment Partners, LLC(3)	142,858	*	142,858	—	*
WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series(4)	123,019	*	123,019	—	*
Total	2,142,858	5.95%	2,142,858	—	*
*    Designated ownership of less than 1% of our common stock.
(1)Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), who is an advisor with respect to the securities held by AIGH Investment Partners, L.P. (“AIGH LP”). Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM, directly held by AIGH IP and directly held by Mr. Hirschman and his family.
(2)Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), who is a sub-advisor with respect to the securities held by WVP Emerging Manager Onshore Fund, LLC - AIGH Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly.
(3)Mr. Orin Hirschman is the managing Member of AIGH Investment Partners LLC ("AIGH LLC"). Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH LLC and directly held by Mr. Hirschman and his family directly.
(4)Mr. Orin Hirschman is the managing member of AIGH CM, who is a sub-advisor with respect to the securities held by WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock and certain provisions of our second amended and restated certificate of incorporation, as amended (our “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”), and our Tax Asset Protection Plan (as defined below), as amended, are summaries and are qualified by reference to our Certificate of Incorporation and Bylaws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
Our authorized capital stock consists of 150,000,000 shares of capital stock, par value $0.001 per share, of which:
•100,000,000 shares are designated as common stock; and
•50,000,000 shares are designated as preferred stock.
As of May 24, 2024, there were 36,040,062 shares of our common stock outstanding and no shares of our preferred stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the listing standards of Nasdaq, to issue additional shares of our capital stock. 50,000 shares of Series B Junior Participating Preferred Stock, par value $0.001 per share, are authorized and reserved for issuance upon the exercise of the Rights (as defined below) under our Tax Asset Protection Plan, as described below.
Common Stock
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Our Certificate of Incorporation does not provide for cumulative voting rights. Our Bylaws provide that the election of any director and proposals designated by the directors will be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. With respect to matters other than the election of directors and proposals designated by the director as being subject to a plurality vote, such matters shall be approved if the votes cast favoring the matter exceed the votes cast opposing the matter at a meeting of the stockholders by the holders of stock entitled to vote. The holders of one-third of the voting power of the outstanding shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.
Dividends
Our Bylaws provide that, subject to applicable law, dividends upon shares of our capital stock may be declared by the board of directors and may be paid in cash, in property or in shares of our capital stock, unless otherwise provided by applicable law.
Liquidation
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities and the preferential amounts to which the holders of any outstanding shares of preferred stock are entitled to receive on dissolution, liquidation, or winding up, the holders of the common stock are entitled to share on a pro rata basis in our remaining assets.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Fully Paid and Nonassessable
All of our outstanding shares of common stock are fully paid and nonassessable.
Preferred Stock
As of May 24, 2024, there were no shares of preferred stock outstanding.
Our Certificate of Incorporation provides that our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors also has the authority to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.
Anti-Takeover Provisions
Certain provisions of Delaware law, and our Certificate of Incorporation and Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Takeover Statute and Certain Business Combinations
We have elected not to be governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, subject to certain exceptions. Our Certificate of Incorporation includes provisions requiring certain business combinations to be approved by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock, voting together as a single class, including the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock not owned directly or indirectly by any interested stockholder (i.e. a person who owns 10% or more of our outstanding voting stock) or any affiliate of an interested stockholder. Subject to some exceptions set forth in the Certificate of Incorporation, such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by applicable law or in any agreement with any national securities exchange or otherwise.
Removal of Directors; Vacancies.
The DGCL provides that a director may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Our Bylaws provide that newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the board of directors, may be filled by the affirmative votes of a majority of the remaining members of the board of directors, although less than a quorum. A director so elected shall hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.
No Cumulative Voting.    The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
Stockholder Meetings; Requirements for Advance Notice.    Our Bylaws provide that special meetings of stockholders for any purpose or purposes may be called pursuant to a resolution approved by the board of directors or by the holders of shares entitled to cast not less than 20% of the votes at the meeting, and shall be held at such place, on such date, and at such time as the board of directors shall fix. Our Bylaws provide that notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting and that notices of special meetings shall also specify the purpose or purposes for which the meeting has been called.
Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of Nasdaq, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise.
Tax Asset Protection Plan. On May 5, 2017, our board of directors approved the Tax Asset Protection Plan (the "Original TAPP", and as amended up to the date of this prospectus, the “TAPP”) and declared a dividend of one preferred share purchase right (each, a "Right") for each outstanding share of our common stock. During the years 2018-2024, we executed amendments to the TAPP (the "TAPP Amendments"), which extend the duration of the TAPP to a later “Final Expiration Date” and make associated changes in connection therewith. The most recent TAPP Amendment extended the Final Expiration Date to be the close of business on the earlier of (i) December 31, 2025 or (ii) December 31, 2024 if stockholder approval has not been obtained prior to such date.
Subject to the terms, provisions and conditions of the TAPP, if the Rights become exercisable, each Right would initially represent the right to purchase one ten-thousandth of a shares of our Series B Junior Participating Preferred Stock, par value $0.001 per share, for a purchase price of $50.00, subject to certain adjustments. The description and terms of the Rights were set forth in the Original TAPP, dated as of May 5, 2017, by and between us and Computershare Trust Company, N.A., as Rights Agent, as amended.
The TAPP was adopted in an effort to protect stockholder value by attempting to diminish the risk that our ability to use certain general business credits carryforwards to reduce potential future federal income tax obligations may become substantially limited if we experience an "ownership change," as defined by Section 382 of the Internal Revenue Code. The TAPP is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of our outstanding common stock without the approval of the board of directors. Stockholders who beneficially owned 4.99% or more of our outstanding common stock upon execution of the TAPP will not trigger the TAPP so long as they do not acquire beneficial ownership of additional shares of our common stock. The board of directors may, in its sole discretion, also exempt any person from triggering the TAPP.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on Nasdaq under the symbol "ARQ."

PLAN OF DISTRIBUTION
Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:
•ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;
•block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker‑dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Certain legal matters in connection with the shares of common stock offered hereby may be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Arq, Inc. and subsidiaries (the “Company”) incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, have been audited by Moss Adams, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

2,142,858 Shares of Common Stock
Offered by the Selling Stockholders
Arq, Inc.

Prospectus

June 6, 2024